Exhibit 23.7


                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the registration statement of PriCellular Corporation on Form S-4 (File No. 33-91006) of our report dated January 25, 1996, on our audits of the financial statements of Cellular of Upstate New York, Inc. as of December 31, 1995 and 1994 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."

                                                  /s/ Coopers & Lybrand L.L.P.

Albany, New York
January 21, 1997